APPENDIX E

DEED OF PLEDGE

1. As security for the obligations of Trinity Learning Corporation, a company incorporated in accordance with the laws of the State of Utah in the United States of America under Entity Number 5118314-042 ("the pledgor") to Musca Holding Limited, a company incorporated in accordance with the laws of the British Virgin Islands ("BVI") under Registration Number 548729 ("the creditor") pursuant to clause 19 of the Definitive Agreement concluded by and between the pledgor, the creditor and Danlas Limited, a company incorporated in accordance with the laws of the BVI under Registration Number 548725 ("Danlas"), to which this deed of pledge is attached as Appendix E ("the Definitive Agreement"), the pledgor pledges to and in favour of the creditor 1000 (one thousand__________) ordinary shares in the issued share capital of Danlas of a nominal value of US$1,00__________ (one__________ United States Dollar) per share, representing 100% (one hundred per centum) of the entire issued share capital of Danlas ("the shares").

2. In order to perfect the pledge of the shares, the pledgor undertakes forthwith to deliver to Reed Smith of London ("Reed Smith") the share certificates in respect of the shares in negotiable form (as that term is defined in the Definitive Agreement) to be retained by Reed Smith for the pledgor's and the creditor's respective rights and interests.

3. In the event of the creditor becoming entitled for any reason to exercise the rights set out in 19 of the Definitive Agreement, the pledgor hereby irrevocably nominates, constitutes and appoints the creditor as the pledgor's attorney and agent in the pledgor's name, place and stead:

3.1. to sign and execute all such documents and to do all such things as it in its sole and absolute discretion may consider to be necessary or desirable to give effect to this pledge;

3.2. to receive from Danlas all dividends which may become payable in respect of the shares or any of them.

4. The pledgor and the creditor hereby absolve Reed Smith absolutely from any liability for any loss or damage which the pledgor and/or the creditor may suffer as a consequence, directly or indirectly, of the creditor exercising or purporting to exercise any of the creditor's rights set out herein.

5. The pledgor hereby absolves the creditor absolutely from any liability for any loss or damage which the pledgor may suffer as a consequence, directly or indirectly, of the creditor lawfully exercising any of the creditor's rights set out herein.

6. The provisions of this deed shall continue to be of full force and effect and binding on the pledgor notwithstanding:

6.1. any indulgence which may be shown or given by the creditor to the plegor. No such indulgence shall constitute a waiver of any of the rights of the creditor, which shall not thereby be precluded from exercising any rights against the pledgor which may have arisen in the past or which might arise in the future;

6.2. the creditor's receipt of any dividend or other benefit in any liquidation or judicial management, compromise or composition; or

6.3. the creditor's release in whole or in part of any other security and/or any other person to any suretyship or other undertaking of any kind.

7. Notwithstanding anything to the contrary contained herein this pledge shall terminate on the date upon which the shares are released by Reed Smith pursuant to clause 19 of the Definitive Agreement provided that the pledge shall terminate on the tenth anniversary of the closing date (as that term is defined in the Definitive Agreement) if the deemed sale contained in clause 19 of the Definitive agreement has not occurred.

8. The provisions of clause 8 and 11 of the Definitive Agreement shall apply mutatis mutandis to this deed of pledge.

9. No addition to, variation, or agreed cancellation of this deed of pledge shall be of any force or effect unless in writing and signed by the creditor and the pledgor.

10. The pledgor chooses 1831 Second Street, Berkeley, California 94710, United States of America and the creditor chooses c/o Rosebank Limited, 1st Floor, Bloc C, L' Estoril, Avenue Princess Grace, Monte Carlo, Monaco as their respective domicilia citandi et executandi ("domicilium") for the purpose of receiving any notice, the serving of any process and for any other purpose arising from this deed. Either the pledgor or the creditor, as the case may be, shall be entitled from time to time, by written notice to the other, to vary his/its domicilium to any other address within United States of America or Monaco, as the case may be, which is not a post office box or poste restante. Any notice given by either party to the other for the time being which:


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10.1.     is delivered by hand shall be deemed to have been received at the time of delivery;

10.2. is posted by courier shall be deemed to have been received on the fourth day after the date of posting.

11. All costs of and incidental to this deed including the stamp duty payable thereon shall be borne and paid by the pledgor.

12. This deed may be signed in any number of separate counterparts, including facsimile counterparts, each of which when signed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Deed of Pledge to be executed as a deed this ____ day of ______________ 2003.


Executed as a deed by
TRINITY LEARNING CORPORATION

acting by ____________

who in accordance with the laws of the
territory in which Trinity Learning
Corporation is incorporated is acting
under the authority of Trinity Learning
Corporation


____________________________________

Executed as a deed by
MUSCA HOLDING LIMITED
acting by ____________
who in accordance with the laws of the
territory in which Musca Holding Limited is incorporated is acting under the authority of Musca Holding Limited

____________________________________